Exhibit 99.1
Joint Filing Agreement Pursuant to Rule 13d-1(k)(1)
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D/A (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Intersections Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.
IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 31 day of October, 2018.
By:
Loeb Holding Corporation

By:	/s/ Bruce L. Lev
	Name:	Bruce L. Lev
	Title:	Managing Director

Estate of Thomas L. Kempner

By:	/s/ Bruce L. Lev
	Name:	Bruce L. Lev
	Title:	Preliminary Co-Executor of the Estate of Thomas L. Kempner

By:	/s/ Melvin Epstein
	Name:	Melvin Epstein
	Title:	Preliminary Co-Executor of the Estate of Thomas L. Kempner

By:	/s/ Ann B. Kempner
	Name:	Ann B. Kempner
	Title:	Preliminary Co-Executor of the Estate of Thomas L. Kempner

/s/ Bruce L. Lev
Bruce L. Lev , as Preliminary Co-Executor of the Estate of Thomas L. Kempner

/s/ Melvin Epstein
Melvin Epstein, as Preliminary Co-Executor of the Estate of Thomas L. Kempner:

/s/ Ann B. Kempner
Ann B. Kempner, as Preliminary Co-Executor of the Estate of Thomas L. Kempner